================================================================================
                                                                    Exhibit 99.1


[GRAPHIC OMITTED]
     OCWEN
                                                  Ocwen Financial Corporation(R)
================================================================================

FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
                                       Daniel C. O'Keefe
                                       Vice President & Chief Accounting Officer
                                       T: (407) 737-5713
                                       E: daniel.o'keefe@ocwen.com
                                          ------------------------


                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                       FOURTH QUARTER AND 2006 NET INCOME


West Palm Beach, FL - (January 26, 2007) Ocwen Financial Corporation (NYSE:OCN) today reported net income of $13.9 million or $0.20 per diluted share for the fourth quarter of 2006. This compares to $1.8 million or $0.03 per diluted share for the fourth quarter of 2005. Pre-tax income for the fourth quarter of 2006 was $14.9 million as compared to $2.5 million for the fourth quarter of 2005. Pre-tax income for the fourth quarters of 2006 and 2005 includes $(6.9) million and $(6.3) million, respectively, of pre-tax losses related to our start-up loan origination operation, which we have decided to close. For the year ended December 31, 2006, net income was $206.5 million or $2.91 per diluted share as compared to $15.1 million or $0.24 per diluted share for 2005. For the year ended December 31, 2006, pre-tax income was $80.1 million as compared to $20.9 million in 2005. The results for 2006 include a tax benefit of $126.4 million, primarily reflecting the second quarter reversal of $145.2 million of the valuation allowance that had been established in prior years.

Chairman and CEO William C. Erbey stated "Our pre-tax results for 2006 reflect substantial progress in achieving our goals of growing revenues while containing operating costs. Our annual revenue grew by 15% as compared to last year, while our operating expenses in 2006 declined by 0.5% (or $1.8 million) as compared to 2005 despite an increase of $14.1 million in amortization of servicing rights. Our pre-tax 2006 results reflect the strong performance of our Residential Servicing segment which contributed $80.5 million of pre-tax income in 2006 as compared to $21.7 million in 2005.

In 2006 we continued to evaluate our other segments and narrow our focus to those activities which yield acceptable returns on capital. In that regard, during 2006 we merged our Business Process Outsourcing segment into our Residential Origination Services segment. As we move into 2007, we are making further changes in our operations, having decided to close our domestic commercial servicing operations, while retaining our domestic commercial special servicing and asset management operations as well as our international servicing operations. As a result, we have included our Commercial Servicing segment in Corporate. In our Residential Origination Services segment, we are narrowing the scope of our activities, having decided to close our start-up loan origination operation, which reported pre-tax losses of $(12.4) million and $(6.9) million, respectively, for the year and quarter ended December 31, 2006. We believe that the remaining fee based loan processing activities in this segment, which generated a pre-tax contribution of $15.7 million in 2006, are synergistic with our Servicing operations.

In Ocwen Recovery Group, our focus during 2006 has been on cost reduction and enhancing the execution capabilities of our global work force. We believe that we have achieved this goal and are positioned for growth in 2007.

Ocwen Financial Corporation
Fourth Quarter and Full Year 2006 Results
January 26, 2007


Overall, our financial results were strong in 2006. We increased earnings over the prior year while also strengthening our balance sheet, as evidenced by the increase in our equity to assets, which rose from 18.7% at the end of last year to 27.8% at December 31, 2006. Our plans for 2007 will enable us to build on this foundation and increase shareholder value by further optimizing our use of capital."


Segment Results
---------------
                                                Three months                   Twelve months
                                        ----------------------------    ----------------------------
For the periods ended December 31,          2006            2005            2006            2005
-------------------------------------   ------------    ------------    ------------    ------------
Residential Servicing
   Revenue ..........................   $     93,309    $     71,646    $    343,614    $    279,626
   Operating expenses ...............         62,012          56,919         232,465         236,517
   Other income (expense) ...........        (10,693)         (6,308)        (30,662)        (21,448)
                                        ------------    ------------    ------------    ------------
      Pre-tax income ................         20,604           8,419          80,487          21,661
                                        ------------    ------------    ------------    ------------

Ocwen Recovery Group
   Revenue ..........................          1,869           1,884           7,666          11,683
   Operating expenses ...............          1,844           2,777           8,569          12,715
   Other income (expense) ...........             26             110             340             348
                                        ------------    ------------    ------------    ------------
      Pre-tax income (loss) .........             51            (783)           (563)           (684)
                                        ------------    ------------    ------------    ------------

Residential Origination Services
   Revenue ..........................         16,437          18,028          70,944          66,031
   Operating expenses ...............         20,334          29,453          84,665          76,662
   Other income (expense) ...........            476           3,015          19,623           7,440
                                        ------------    ------------    ------------    ------------
      Pre-tax income (loss) .........         (3,421)         (8,410)          5,902          (3,191)
                                        ------------    ------------    ------------    ------------

Corporate Items and Other
   Revenue ..........................          2,369           3,404           9,495          18,036
   Operating expenses ...............          6,202           5,234          21,549          23,175
   Other income (expense) ...........          1,507           5,147           6,361           8,233
                                        ------------    ------------    ------------    ------------
      Pre-tax income (loss) .........         (2,326)          3,317          (5,693)          3,094
                                        ------------    ------------    ------------    ------------

Consolidated pre-tax income .........   $     14,908    $      2,543    $     80,133    $     20,880
                                        ============    ============    ============    ============

As of December 31, 2006, we were the servicer of approximately 474 thousand residential loans with an unpaid principal balance (UPB) of $52.8 billion as compared to approximately 369 thousand loans and $42.8 billion of UPB at December 31, 2005. Residential Servicing revenue in the 2006 periods reflects increased servicing fees and float income from a larger servicing portfolio and higher interest rates. Operating expenses of the Residential Servicing segment for the 2006 periods reflect an increase in amortization expense due to growth in the servicing portfolio. For the full year 2006, this increase was offset by a reduction in interest paid to investors related to loan pay-offs, a decline in bad debt expense and cost reductions that reflect process improvements and automation.

Ocwen Financial Corporation
Fourth Quarter and Full Year 2006 Results
January 26, 2007


Ocwen Financial Corporation is a leading provider of servicing and origination processing solutions to the loan industry with headquarters in West Palm Beach, Florida, offices in, Orlando, Florida, Downers Grove, Illinois and Atlanta, Georgia and global operations in Canada, Germany, India and Taiwan. We make our clients' loans worth more by leveraging our superior processes, innovative technology and high-quality, cost-effective global human resources. Additional information is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to our expectations as to growth of our Ocwen Recovery Group division and fee-based loan processing services, as well as our plans to optimize capital to increase shareholder value. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006 and our Forms 8-K filed during 2006. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

Ocwen Financial Corporation
Fourth Quarter and Full Year 2006 Results
January 26, 2007


                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)

                                                          Three months                   Twelve months
                                                  ----------------------------    ----------------------------
For the periods ended December 31,                    2006            2005            2006            2005
-----------------------------------------------   ------------    ------------    ------------    ------------
Revenue
    Servicing and subservicing fees ...........   $     92,212    $     73,762    $    340,649    $    293,569
    Process management fees ...................         18,941          18,854          78,691          71,961
    Other revenues ............................          2,831           2,346          12,379           9,846
                                                  ------------    ------------    ------------    ------------
        Total revenue .........................        113,984          94,962         431,719         375,376
                                                  ------------    ------------    ------------    ------------

Operating expenses
    Compensation and benefits .................         21,948          22,176          90,986          94,625
    Amortization of servicing rights ..........         29,711          23,672         110,745          96,692
    Servicing and origination .................         14,588          16,199          53,795          61,083
    Technology and communications .............          5,830           7,524          25,001          30,375
    Professional services .....................          8,888          10,514          31,271          25,939
    Occupancy and equipment ...................          4,872           4,346          19,456          17,676
    Other operating expenses ..................          4,555           9,952          15,994          22,679
                                                  ------------    ------------    ------------    ------------
        Total operating expenses ..............         90,392          94,383         347,248         349,069
                                                  ------------    ------------    ------------    ------------

Other income (expense)
    Interest income ...........................         11,157           8,278          48,034          25,238
    Interest expense ..........................        (14,713)        (11,409)        (53,587)        (37,261)
    Gain (loss) on trading securities .........         (1,477)          3,422           2,006              13
    Loss on loans held for resale, net ........         (4,378)         (4,380)         (5,684)         (4,380)
    Gain on debt repurchases ..................             --           3,361              25           4,258
    Other, net ................................            727           2,692           4,868           6,705
                                                  ------------    ------------    ------------    ------------
        Other income (expense), net ...........         (8,684)          1,964          (4,338)         (5,427)
                                                  ------------    ------------    ------------    ------------

Income before income taxes ....................         14,908           2,543          80,133          20,880
Income tax expense (benefit) ..................            987             718        (126,377)          5,815
                                                  ------------    ------------    ------------    ------------
    Net income ................................   $     13,921    $      1,825    $    206,510    $     15,065
                                                  ============    ============    ============    ============


Earnings per share
   Basic ......................................   $       0.22    $       0.03    $       3.28    $       0.24
   Diluted ....................................   $       0.20    $       0.03    $       2.91    $       0.24

Weighted average common shares outstanding
  Basic .......................................     62,919,083      63,118,686      62,871,613      62,912,768
  Diluted (1) .................................     72,060,879      64,010,370      71,864,311      63,885,439

(1) For purposes of computing diluted earnings per share, the 2006 periods reflect the assumed conversion of our 3.25% Convertible Notes into 7,962,205 shares of common stock. Conversion of the Convertible Notes has not been assumed for the three and twelve months ended December 31, 2005 because the effect would be anti-dilutive.

Ocwen Financial Corporation
Fourth Quarter and Full Year 2006 Results
January 26, 2007


                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)

                                                                            December 31,  December 31,
                                                                               2006          2005
                                                                            -----------   -----------
Assets
    Cash ................................................................   $   236,581   $   269,611
    Trading securities, at fair value
        Short-term investments ..........................................        74,986         1,685
        Mortgage backed securities ......................................        65,242        30,277
    Investment in certificates of deposits ..............................        72,733            --
    Loans held for resale, at lower of cost or market ...................        99,064       624,671
    Advances ............................................................       324,137       219,716
    Match funded advances ...............................................       572,708       377,105
    Mortgage servicing rights ...........................................       183,743       148,663
    Receivables .........................................................        69,314        68,876
    Deferred tax assets, net ............................................       174,132        20,271
    Premises and equipment, net .........................................        35,469        40,108
    Other assets ........................................................       101,634        53,190
                                                                            -----------   -----------
        Total assets ....................................................   $ 2,009,743   $ 1,854,173
                                                                            ===========   ===========

Liabilities and Stockholders' Equity
    Liabilities
        Match funded liabilities ........................................   $   510,236   $   339,292
        Servicer liabilities ............................................       383,549       298,892
        Lines of credit and other secured borrowings ....................       324,520       626,448
        Debt securities .................................................       150,329       154,329
        Other liabilities ...............................................        81,340        85,952
                                                                            -----------   -----------
           Total liabilities ............................................     1,449,974     1,504,913
                                                                            -----------   -----------

    Minority interest in subsidiary .....................................         1,790         1,853

    Stockholders' Equity
        Common stock, $.01 par value; 200,000,000 shares authorized;
           63,184,867 and 63,133,471 shares issued and outstanding at
           December 31, 2006 and 2005, respectively
           December 31, 2006 and 2005, respectively .....................           632           631
        Additional paid-in capital ......................................       186,660       184,262
        Retained earnings ...............................................       369,708       163,198
        Accumulated other comprehensive income (loss), net of taxes .....           979          (684)
                                                                            -----------   -----------
        Total stockholders' equity ......................................       557,979       347,407
                                                                            -----------   -----------
           Total liabilities and stockholders' equity ...................   $ 2,009,743   $ 1,854,173
                                                                            ===========   ===========